Exhibit 10.1

AMENDMENT NO. 1
TO
FREEPORT-McMoRan COPPER & GOLD INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Freeport-McMoRan Copper & Gold Inc., a corporation organized and existing under the laws of the State of Louisiana (“Employer”), adopted the Freeport-McMoRan Copper & Gold Supplemental Executive Retirement Plan on February 26, 2004, to provide for the payment of pension benefits to two highly-compensated executive management employees;

WHEREAS, the Employer reserved in the Corporate Personnel Committee of its Board of Directors, as Plan Administrator, the authority to amend the Plan document, and the Plan Administrator has decided to amend the Plan regarding the method for determining the amount of the benefit.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2005:

I.

Section 7 of Article 3 of the Plan document is hereby amended to read in its entirety as follows:

Final Average Pay means the sum of (a) the Participant’s average base pay from the Employer for the 3 calendar years (not necessarily consecutive) during the 5 calendar years immediately preceding the Participant’s Termination of Employment that produces the highest average, plus (b) the Participant’s average Bonus for the same three years; provided however, that if the Termination of Employment occurs in the year 2005 the average Bonus cannot exceed 180% of the average base pay, and if the Termination of Employment occurs on or after January 1, 2006, the average Bonus can not exceed 200% of the average base pay.

II.

The definition of the term “Compensation”, at Section 4 of Article 3 of the Plan document is suppressed, and is replaced by a new defined term, “Bonus” as follows:

Bonus for a year means any Employer-paid annual incentive bonuses applicable to that year, whether or not deferred, but not including long-term incentive payments and other extraordinary compensation.

III.

In no event shall the changes made by this Amendment reduce a Participant’s benefit to less than it would have been if the Participant’s Termination of Employment had occurred on the date this amendment is adopted.

IN WITNESS WHEREOF, this Amendment No. 1 is hereby executed on behalf of Freeport-McMoRan Copper & Gold Inc., by the undersigned Chairman of the Corporate Personnel Committee, on this 3rd day of May, 2005.

WITNESSES:
FREEPORT-McMoRan COPPER
AND GOLD INC.
/s/ C. Donald Whitmire, Jr.

/s/ Mina E. Meric      By: /s/ H. Devon Graham, Jr. _____________
                                                                                                          Chairman, Corporate Personnel Committee

STATE OF LOUISIANA

PARISH OF ORLEANS

Before me the undersigned Notary Public, personally came and appeared H. Devon Graham, Jr., to me known, who being sworn did depose and state that he did sign the above and foregoing Amendment No. 1 to the Freeport-McMoRan Copper & Gold Supplemental Executive Retirement Plan, on behalf of Freeport-McMoRan Copper & Gold Inc., and in his capacity of Chairman of the Corporate Personnel Committee, Plan Administrator, for the purposes therein set forth.

/s/ H. Devon Graham, Jr.

Sworn to and signed before me
this 3rd day of May, 2005.

/s/ Douglas N. Currault II_____
NOTARY PUBLIC